UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2026 (October 9, 2026)

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5975	61-0647538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 East Main Street, Louisville, KY 40202
(Address of principal executive offices, including zip code)

502-580-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01    Regulation FD Disclosure.
Supplementary Audio Commentary

Supplementary audio commentary from Humana’s President and Chief Executive Officer, Jim Rechtin, may be accessed via Humana’s Investor Relations page at https://humana.gcs-web.com/.

2027 Medicare Advantage Star Ratings

Based on final 2027 Medicare Advantage (MA) Star Ratings data (Bonus Year 2028) provided by the Centers for Medicare and Medicaid Services (CMS) on October 8, 2026, Humana Inc. (“the Company”) has exceeded its goal of Top Quartile results, which is defined as Stars revenue per member per month (PMPM) 10% above the peer group median.

Notes:
(1) Peer group includes Centene, CVS, Elevance, HCSC, and United
(2) Stars revenue PMPM is defined as the incremental revenue associated with obtaining a 3.5, 4, or 4.5 Star rating, inclusive of the incremental rebate retained and the quality bonus payment received for a 4 Star rating (a 50% rebate retention is assumed to be the baseline and not included as Stars revenue)
(3) the calculation utilizes:
•a consistent 3.0 benchmark of $1,370, a consistent risk score of 1.15, and consistent benefits equating to a rebate of $222 for all payers to normalize for the impact of plan design, geographic mix, and membership mix
•current membership and contract distribution per the CMS membership files dated September 2026 for all payers
(4) actual 2028 Stars revenue PMPM for Humana and the peer group will be different than presented above as it will be dependent upon actual 2028 membership and contract mix, as well as actual 2028 risk scores, benchmark, and rebates for each respective payer

As a reminder, the Company intends to manage its product and benefit structure assuming performance that approximates Top Quartile results. Further, the Company anticipates some of the outperformance in BY28 relative to Top Quartile will be one time in nature, and it will manage its expenses as such. As a result, the Company expects a benefit for 2028 that will be utilized for one-time investments and return to shareholders. The Company will share more on the level of and expected use of the one-time benefit once it has more 2028 information, including insight into competitive dynamics and the rate and regulatory environment, along with a view of its expected contract mix and membership size and mix. The Company intends to share this information prior to or when giving detailed 2028 financial guidance on the fourth quarter 2027 earnings call.

The Company believes it is well positioned to deliver on its commitment of unlocking the earnings potential of the business by 2028 as laid out at its 2025 Investor Day, supported by its expanded membership base, return to Top Quartile Stars results, and continued discipline across pricing, clinical excellence, operating efficiencies and capital allocation.

As previously announced, the Company will hold a virtual investor update on December 10th, 2026, to provide a mark to market against the framework laid out at its 2025 Investor Day, including the initiatives expected to support earnings growth through 2028.

2026 Earnings Guidance

Humana affirms its guidance of at least $9.00 in adjusted earnings per common share (“Adjusted EPS”), for the year ending December 31, 2026 (“FY 2026”). This guidance is consistent with the guidance issued in Humana’s press release dated July 29, 2026 and subsequently affirmed in the Form 8-K filed with the Securities and Exchange Commission on September 1, 2026.

At this time, the Company is unable to provide a reconciliation of its guidance for FY 2026 Adjusted EPS to FY 2026 diluted earnings per common share (“EPS”), the most directly comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, without unreasonable effort because, at this time, the Company is completing the financial close process for the three and nine-month periods ended September 30, 2026. Accordingly, the financial guidance described herein is preliminary, based upon information currently available, and remains subject to change as the company completes its customary closing and review procedures. The Company does not expect changes to its FY 2026 Adjusted (non-GAAP) EPS guidance. The Company does expect potential changes to its FY 2026 GAAP EPS guidance due to its ongoing value creation and other strategic initiatives.

Cautionary Statement

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, generally including the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions that are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the Company’s SEC filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ John-Paul W. Felter
John-Paul W. Felter
Senior Vice President, Chief Accounting Officer & Controller
(Principal Accounting Officer)
Dated: October 9, 2026